PERMAL HEDGE STRATEGIES FUND I

PERMAL HEDGE STRATEGIES FUND II

PERMAL HEDGE STRATEGIES PORTFOLIO

620 Eighth Avenue

New York, New York 10018

Joint Special Meeting of Shareholders to Be Held on May 20, 2016

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:

We recently sent proxy materials regarding a Joint Special Meeting of Shareholders of the Funds scheduled for May 20, 2016 at 10:30 a.m. Eastern time. To date, our records indicate that we have not yet received your vote. If you have already voted, please disregard this notice and thank you.

For the reasons set forth in the proxy materials, the Board of Trustees recommends that you vote “FOR” the proposals. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting and avoid the cost of additional solicitation.

If you have any questions regarding the proposals, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-875-8614. Representatives are available Monday through Friday from 9:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time. A copy of the proxy statement is also available on Computershare’s website at www.proxy-direct.com/lmp-27601.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the proxy card(s) or voting instruction form, and follow the simple online instructions.

2. By Touch-Tone Phone.

Call the toll-free number found on your proxy card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.

Call 1-866-875-8614 to speak to a live proxy specialist. We can answer your questions and record your vote.

4. By Mail.

Simply return your signed and dated proxy card(s) or voting instruction form in the envelope provided.

5. Attend the Special Meeting of Shareholders on May 20, 2016.

Please try to utilize one of the options above to vote your shares, so your vote can be received in time for the meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES TODAY!

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